Exhibit 99.2

Aspen Technology, Inc.
Operations Executives Plan
FY07
For
[Name of Executive]

I.              Purpose

The objective of the Operations Executives Plan (the “Plan”) is to help communicate business goals and to reward the Regional Operations and Global Executives for achieving those goals consistent with the short and long-term success of Aspen Technology, Inc. (the “Company”).

II.                                     Effective Date of Plan

The Plan is effective from July 1, 2006 to June 30, 2007 and supersedes all plans and terms previously in effect. All references in this Plan to fiscal year or fiscal quarters are for fiscal year FY07.

III.                                 Eligibility

The Regional Operations Executives for each region and the Global Executive for Sales and Business Development are eligible to participate in this Plan.

Participants in this Plan are ineligible to participate in other incentive or bonus plans, except as provided to all employees generally.

IV.                                Plan Structure

There are two elements to the Plan structure

A. Bonus Element — equivalent to 25% of target bonus

                                                —  Corporate Operating Income*                                                      20.0%
                                                —  CEO Assessment                                                                           5.0%

B. Commission Element — equivalent to 75% of target bonus

                                       —  Regional Contribution Margin (Direct P&L)                             60.0%
                                                —  Regional Operating Margin (Fully Loaded P&L)                     15.0%

*Income/Loss from Operations less Restructuring Charges, extraordinary legal costs, and loss/gain on sales and disposals of assets

V.                                    Bonus Plan Funding and calculation

A. The Bonus element of the plan begins funding at 80% of the COI Target $[determined by the Board of Directors] for FY07. No payment will be made for performance below 80% of COI target. Payments will be made according to performance against target on a linear basis as highlighted in the table below:

		Payment Vs Company Performance
Bonus Element	Employee Target Incentive	79% Achievement	80% Achievement	100% Achievement	120% Achievement	150% Achievement
COI	20%	0%	50%	100%	110%	125%
CEO Assess	5%	0%	Discretionary	100%	Discretionary	Discretionary

B. The Commission element begins funding on a dollar for dollar basis against
     Regional P&L Plan Targets for EMEA/NALA/APAC and the Regional BU P&L
     target (Appendix A). Payments will be made according to performance on a linear basis as highlighted in the table below:

		Payment Vs Company Performance
Commission Element	Target Incentive	10% Achievement	50% Achievement	100% Achievement	120% Achievement	150% Achievement
Regional Contribution	60%	10%	50%	100%	120%	150%
Regional Operating	15%	10%	50%	100%	120%	150%

VI.                                Payment of Plan

The Bonus element of the plan will be paid on an annual basis within 90 days of the close of the FY07.

The Commission element will be paid on a quarterly basis within 90 days of the close of each quarter once performance against target has been calculated.

All payments under this Plan are subject to all applicable taxes and withholdings.

VII.                            Transition Issues and Guidelines for Special Circumstances

A Participant in the Plan must be actively employed by the Company on the day of the bonus payment except as noted below:

The following are the guidelines for various circumstances and the corresponding treatment of bonus payments:

Circumstance		Bonus Payment
•	Normal or early retirement	•	Prorate bonus
•	Death or Disability	•	Prorate bonus
•	Voluntary termination (prior to bonus payment)	•	No bonus paid
•	Involuntary termination not for cause (prior to bonus payment)	•	Possible Prorate bonus
•	Involuntary termination for cause (prior to bonus payment)	•	No bonus paid
•	Promotion	•	Prorated based on time in position for each Plan

VIII.                        Administration

Administration of this Plan will be the responsibility of the CEO or the Compensation Committee of the Board of Directors. Any interpretation of the terms, conditions, goals, or payments from this Plan required because of a dispute will be made solely by the CEO or the Compensation Committee of the Board of Directors after a full review of the facts, input from the affected parties, and with appreciation of the overall intent of the Plan and previous practices.

If any term or condition of this Plan is found to be in non-conformance with a given state or federal law (USA) or local legislation (International locations), that term or condition will be non-enforceable but will not negate other terms and conditions of the Plan. However, Aspen Technology, Inc., will review and modify the overall Plan to conform to such law.

Eligibility and participation in this Plan in no way implies or reflects any guarantee or contract of employment, except as may be stipulated by applicable local law. Aspen Technology, Inc., reserves the right to amend, modify, or terminate this Plan and the procedures set forth herein at any time. Any change to the terms of the Plan will be made in writing by SVP of Human Resources to all Participants in as far in advance as possible of the effective date of such change, and will be subject to acceptance by the Participant. No change shall be retroactive from the date such change is announced.